UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2012

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On August 13, 2012, Liberty Interactive Corporation (the “Corporation” or “we”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(ii) of Regulation BTR, pursuant to which the Corporation has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period under the Liberty Media 401(k) Savings Plan (the “Plan”), in which the Corporation is an adopting employer, has been extended through 5:00 p.m., New York City time, on Friday, August 17, 2012, we are imposing a SOX blackout period beginning TODAY, Monday, August 13, 2012 at 8 a.m., New York City time, and ending on August 17, 2012 at 5:00 p.m., New York City time. We will advise the Covered Persons when the SOX blackout period ends, if earlier or later than the specified date and time. The extension of the blackout period under the Plan is needed in connection with the distribution of the Corporation's Series A Liberty Ventures common stock (“LVNTA”) and Series B Liberty Ventures common stock (together with LVNTA, the “Ventures Group tracking stock”), and related subscription rights, pursuant to a dividend on shares of the Corporation's Series A Liberty Interactive common stock (“LINTA”) and Series B Liberty Interactive common stock (together with LINTA, the “Interactive Group tracking stock”) held by the Plan.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of (i) any equity securities of the Corporation relating to the Interactive Group tracking stock, including common stock and options, and (ii) any equity securities of the Corporation relating to the Ventures Group tracking stock, including common stock and options. There are limited exclusions and exemptions from this rule. Further, the above prohibition is in addition to other restrictions on trading activity that the Corporation imposes on its executive officers and directors, including under the Corporation's insider trading policy and the current administrative blackout related to the Corporation's online incentive award platform.

Although the blackout period under the Plan was initially scheduled for no more than three business days (which would not have resulted in the need for a SOX blackout period), The Depository Trust Company has just informed the Corporation of a delay in the distribution of shares into the accounts of its participants, which will result in the Plan administrator not receiving its shares when expected. This delay, which is beyond the reasonable control of the Corporation and was unforeseeable to the Corporation, has resulted in the extension of the blackout period under the Plan and the need for a SOX blackout period. Accordingly, based on current information, the Corporation has provided the Covered Persons with the requisite notice under Rule 104(b)(2)(ii) of Regulation BTR.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Charles Tanabe, Pam Coe or Craig Troyer in the Legal Department of the Corporation by telephone at 720-875-5300 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2012

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President